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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in Registration Statement No. 33-63005 on Form S-3 of National Bancshares Corporation of our report dated January 27, 2000 on the consolidated balance sheets of National Bancshares Corporation as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended; which report is incorporated by reference in this Annual Report on Form 10-K.

                                            /s/ Crowe, Chizek and Company LLP


Columbus, Ohio
March 22, 2000